July 25, 2008

Credit Suisse First Boston Mortgage Acceptance Corp.
11 Madison Avenue
New York, New York 10010

Re:     PHH Mortgage Trust, Series 2008-CIM2, Mortgage-Backed Notes, Series 2008-CIM2

Ladies and Gentlemen:

We have advised Credit Suisse First Boston Mortgage Acceptance Corp. (the “Registrant”) with respect to certain federal income tax aspects of the issuance by the Registrant of the PHH Mortgage Trust, Series 2008-CIM2, Mortgage-Backed Notes, Series 2008-CIM2 (the “Notes”). The Notes will be issued pursuant to the Indenture, dated as of July 25, 2008, as more particularly described in the prospectus, dated March 1, 2007 (the “Base Prospectus”), and the prospectus supplement, dated July 25, 2008 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to such series, each forming a part of the Registration Statement on Form S-3 (File No. 333-132765) as filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on December 11, 2006 and declared effective on May 23, 2006 (the “Registration Statement”). Such advice conforms to the description of selected federal income tax consequences to holders of the Notes that appears under the heading “Material Federal Income Tax Consequences” in the Base Prospectus and “Federal Income Tax Consequences” in the Prospectus Supplement. Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects, and we hereby confirm and adopt as our opinion the opinions set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Prospectus contained therein. In giving such consent, we do not consider that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP